EXHIBIT 99.1

PRESS RELEASE

Final Draft – For Immediate Release

International Shipping Enterprises, Inc. Extends Closing Date For Acquisition of Navios Maritime Holdings Inc.

NEW YORK (May 27, 2005) – International Shipping Enterprises, Inc. (“ISE”) (OTCBB: ISHPU.OB, ISHP.OB, ISHPW.OB) announced today that it has agreed with the shareholders of privately held Navios Maritime Holdings Inc. to extend the date by which a closing must occur under the previously announced definitive stock purchase agreement to July 15, 2005.

About International Shipping Enterprises, Inc.

ISE is a Delaware corporation formed to serve as a vehicle for the acquisition of an operating business or vessels in the dry bulk sector of the shipping industry. ISE’s initial business combination must be with a target whose fair market value is at least equal to 80% of net assets at the time of such acquisition.

Safe Harbor

This press release could contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about ISE. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ISE’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The information set forth herein should be read in light of such risks. ISE does not assume any obligation to update the information contained in this press release.

Public & Investor Relations Contact:

International Shipping Enterprises, Inc.

Investor Relations

212-279-8820

info@ishpu.com

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